UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2013

SKKYNET CLOUD SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54747	45-3757848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Bay Street – Suite 1100, Toronto, Ontario, Canada M5J 2N8
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (888) 628-2028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors.  The Board of Directors (the “Board”) of Skkynet Cloud Systems, Inc. (the “Company”) elected Norman Evans and Kenneth Jennings as independent directors on August 7, 2013.  Mr. Evans will serve as Chair of the Audit Committee, and Mr. Jennings will serve as a member of the Audit Committee.  Both Directors will receive compensation as nonemployee directors of the Company as described in Section 3.3 of the Company’s 2012 Stock Option Plan filed with the Securities and Exchange Commission on April 25, 2012, which description is incorporated by reference herein.

Mr. Evans is the Chief Financial Officer of Cipher Pharmaceuticals Inc., a Canadian publicly-listed pharmaceutical company.  Mr. Evans is also a Chartered Accountant with over 25 years of business experience. Prior to his work at Cipher, from 1996 to 2006, Mr. Evans was Vice-President of Finance at MDS Pharma Services, a pharmaceutical services company, and prior thereto was a Partner at Ernst & Young Inc. Mr. Evans received a B.Sc. from Concordia University and received his Canadian Chartered Accountant designation in 1980.  Mr. Evans’ qualifications to serve as a director of Skkynet consist of his experience in conducting audits, financial reporting for public companies, and corporate governance.

Mr. Jennings is Vice President of Kinesis Identity Security System Inc., a software security company.  Prior to his work at Kinesis, from 1991 to 2009, Mr. Jennings held senior roles including VP of Manufacturer Solutions & Consulting, VP of Marketing, and VP of Sales at ADP Dealer Services, a division of ADP Inc., the payroll outsourcing company.  Mr. Jennings’ qualifications to serve as a director of Skkynet consist of over 30 years of experience in business development, strategy and in leading business-to-business software sales and marketing teams.

On August 13, 2013, the Company issued a press release regarding the election of Mr. Evans and Mr. Jennings to the Board. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1*	August 13, 2013 Press Release
__________
*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKKYNET CLOUD SYSTEMS, INC.

August 13, 2013	By:	/s/ Paul E. Thomas
Paul E. Thomas President and Secretary

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